SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                December 10, 2001


                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-22818                  22-3240619
(State or other jurisdiction          (Commission            (I.R.S. Employer
of incorporation)                     File Number)          Identification No.)


                50 Charles Lindbergh Boulevard
                Uniondale, New York                             11553
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code (516) 237-6200
                                                   --------------

Item 5.    Other Events

     On December 10, 2001, The Hain Celestial Group, Inc. (the "Company") announced that it has completed its acquisition of Lima NV, a leading Belgian manufacturer and marketer of natural and organic foods.

     A copy of the press release issued by the Company on December 10, 2001 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The Company previously announced that it had entered into a letter of intent relating to this transaction, as reported on a Form 8-K filed with the Securities and Exchange Commission on November 6, 2001.



Item 7.    Financial Statements and Exhibits.

(c)      Exhibits.

         Exhibit No.           Description

           99.1                Press release dated December 10, 2001

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE HAIN CELESTIAL GROUP, INC.


Dated:  December 12, 2001         By:    /s/ Ira Lamel
                                         --------------------------------------
                                         Name: Ira Lamel
                                         Title: Executive Vice President and
                                                Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.               Description

99.1                      Press release dated December 10, 2001

                                                                    Exhibit 99.1

Contact:  Ira Lamel, CFO                   Jeremy Fielding/Sarah Zitter Milstein
          The Hain Celestial Group, Inc.   Kekst and Company
          516-237-6200                     212-521-4800


FOR IMMEDIATE DISTRIBUTION

             HAIN CELESTIAL COMPLETES ACQUISITION OF LIMA, EXPANDING
                EUROPEAN MANUFACTURING AND DISTRIBUTION PRESENCE


UNIONDALE, NY, Dec. 10 -- The Hain Celestial Group, Inc. (Nasdaq: HAIN), the leading natural and organic food company, today announced that it has completed its previously-announced acquisition of Lima NV, the leading Belgian natural and organic foods manufacturer and marketer. The acquisition further builds upon Hain Celestial's growing European distribution and manufacturing capabilities, and provides the Company with a strong platform for the expansion of its European operations.

Irwin D. Simon, Chairman, President and Chief Executive Officer of The Hain Celestial Group said, "We are excited by the expanded opportunities we will have with Lima and its Biomarche operations as part of the Hain Celestial family. This acquisition is the next critical step in our strategy to accelerate growth in Europe, a process that began earlier this year with the acquisition of Fruit Chips. There is an excellent fit between our existing brands and Lima's products, and we will also benefit from Biomarche's distribution to the fresh mass-market segment. With Lima we also gain a strong and experienced management team, and I am pleased to appoint Lima's Chairman, Philippe Woitrin, as Managing Director of Hain Celestial Europe.

"As we implement our vision to grow Hain Celestial's brands in Europe, I am delighted that we can fulfill European demand for our products. In particular, with our new production lines at our new Moonachie plant becoming fully operational, and the subsequent closure of our Brooklyn facility, we are now in a position to continue rolling out Terra across Europe, meeting the strong demand there for this rocket brand," Mr. Simon concluded.

In its current fiscal year, Lima's and Biomarche's combined revenues are expected to exceed $20 million. The transaction is expected to be accretive in the first full fiscal year following the acquisition.

About The Hain Celestial Group

The Hain Celestial Group, headquartered in Uniondale, NY, is a natural, specialty and snack food company. The Company is a leader in 13 of the top 15 natural food categories, with such well-known natural good brands as Celestial Seasonings(R) teas, Hain Pure Foods(R), Westbrae(R), Westsoy(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), Yves Veggie Cuisine(R), The Good Dog(R), The Good Slice(R), DeBoles(R), Earth's Best(R), and Nile Spice. The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Weight Watchers(R) dry and refrigerated products, Kineret(R) kosher foods, Boston Better Snacks(R), and Alba Foods(R). The Hain Celestial Group's website can be found at http://www.hain-celestial.com.

Statements made in this Press Release that are estimates of past or future performance are based on a number of factors, some of which are outside of the Company's control. Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of The Hain Celestial Group and its management for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of The Hain Celestial Group with the U.S. Securities and Exchange Commission. Copies of these filings may be obtained by contacting The Hain Celestial Group or the SEC.